UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2005

Broder Bros., Co.

(Exact name of registrant as specified in its charter)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

(Address of Principal executive offices, including Zip Code)

(215) 291-6140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2005, Vincent Tyra, Director and Chief Executive Offer, resigned from the company to pursue other interests. Mr. Tyra will remain with the company through December 2005. Also on October 19, 2005, Mark Barrocas, Director and President, resigned from the company to pursue another opportunity. Mr. Barrocas will remain with the company through November 18, 2005. Messrs. Tyra and Barrocas have also resigned their positions as Directors. The company has commenced searches to fill the positions vacated by Messrs. Tyra and Barrocas. There were no disagreements with Mr. Tyra or Mr. Barrocas of the nature required to be disclosed pursuant to Item 5.02 of this Form 8-K.

Thomas Myers, Director, has been appointed Interim Chief Executive Officer effective immediately. Mr. Myers, 56, has served as Executive Vice President of Bain Capital since 2000. Mr. Myers has been a Director since Bain Capital’s acquisition of Broder Bros., Co. in May 2000.

The company has not entered into an employment agreement with Mr. Myers. As disclosed in the company’s Form 10-K for fiscal 2004, the company and Bain Capital are parties to an advisory services agreement, and pursuant to which Bain Capital may be paid a management fee for strategic, financial and other advisory services.

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Item 8.01 Other Events.

On October 25, 2005, the company issued a press release announcing the resignations of Messrs. Tyra and Barrocas and announcing the release date for its results of operations for the three months ended September 24, 2005. The company will release its third quarter results and will host a conference call to discuss the results on November 8, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press release issued by Broder Bros., Co. announcing Senior Management Changes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRODER BROS., CO.

/s/ DAVID J. HOLLISTER
Date: October 25, 2005	Name:	David J. Hollister
	Title:	Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Broder Bros., Co. announcing Senior Management Changes.

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